Exhibit 5.1

April 22, 2022

Knightscope, Inc.

1070 Terra Bella Avenue

Mountain View, California 94043

Re:      Registration Statement on Form S-8 of Shares of Common Stock, par value $0.001 per share, of Knightscope, Inc.

Ladies and Gentlemen:

I have acted as counsel to Knightscope, Inc. (“Knightscope”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which Knightscope is filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 8,917,417 shares of common stock, par value $0.001 per share (the “Shares”), of Knightscope that may be issued as follows: (a) up to 8,306,417 shares of Class A common stock under the Knightscope, Inc. 2016 Equity Incentive Plan and (b) up to 611,000 shares of Class B common stock under the Knightscope, Inc. 2014 Equity Incentive Plan (the latter is subject to conversion to Class A common stock) (collectively, the “Plans”).

I have examined the Registration Statement and such documents and records of Knightscope as I have deemed necessary for the purposes of this opinion. In giving this opinion, I have assumed the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, I am of the opinion that any Shares that may be issued pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by Knightscope in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Peter M. Weinberg

General Counsel

Member, NY Bar; Registered In-House Counsel, California